Exhibit 99.1

Ares Commercial Real Estate Corporation Schedules Earnings Release for the Quarter Ended March 31, 2013

Company Release — 05/08/2013 04:00 PM Eastern Time

CHICAGO—(BUSINESS WIRE) — Ares Commercial Real Estate Corporation (NYSE: ACRE) announced that it will report earnings for the quarter ended March 31, 2013 on Wednesday, May 15, 2013 and invites all interested persons to attend its webcast/conference call at 10:00 a.m. (Eastern Time) to discuss its first quarter 2013 financial results.

All interested parties are invited to participate via telephone or the live webcast, which will be hosted on a webcast link located on the Home page of the Investor Resources section of our website at http://www.arescre.com. Please visit the website to test your connection before the webcast.  Domestic callers can access the conference call by dialing (888)-317-6003.  International callers can access the conference call by dialing +1(412)-317-6061.  All callers will need to enter the Participant Elite Entry Number 4229219 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator.  All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. For interested parties, an archived replay of the call will be available through May 30, 2013 to domestic callers by dialing (877)-344-7529 and to international callers by dialing +1(412)-317-0088.  For all replays, please reference conference number 10027508.  An archived replay will also be available on a webcast link located on the Home page of the Investor Resources section of our website.

About Ares Commercial Real Estate Corporation

Ares Commercial Real Estate Corporation is a specialty finance company that originates, invests in and manages middle-market commercial real estate loans and other commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides flexible financing solutions for middle market borrowers.  Ares Commercial Real Estate Corporation intends to elect to be taxed as a real estate investment trust and is externally managed by an affiliate of Ares Management LLC, a global alternative asset manager with approximately $59 billion in committed capital under management as of March 31, 2013.  For more information, please visit www.arescre.com.

Forward-Looking Statements

Statements included herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

Contact:

Ares Commercial Real Estate Corporation

Carl Drake

(404) 814-5204

cdrake@aresmgmt.com